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                                                                   Exhibit 10.20

            FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT
                             AND SECURITY AGREEMENT

THIS First Amendment to Amended and Restated Revolving Credit and Security Agreement (this "Amendment") amends that certain Amended and Restated Revolving Credit and Security Agreement dated as of November 28, 2006 (the "Agreement") between TRANSACT TECHNOLOGIES INCORPORATED (the "Borrower"), and TD Banknorth N.A., a national banking association (the "Bank") (collectively, the Agreement and this Amendment and any further or other amendment shall be referred to as the "Credit Agreement") is made and entered into as of the 30th day of September, 2007 by and between the Borrower and the Bank. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Credit Agreement.

1. AMENDMENT TO CREDIT AGREEMENT. In consideration of mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank do hereby amend the Credit Agreement as follows:

          a. Section 7.1 of the Credit Agreement is amended in its entirety to read as follows:

          7.1 Operating Cash Flow to Total Debt Service Ratio. Borrower shall, maintain a ratio of Operating Cash Flow for the preceding four fiscal quarters plus the applicable Permitted Add Back as provided below to Total Debt Service at the end of each fiscal quarter of not less than
          1.25 to 1.00.

Period Ending                                         Permitted Add Back
-------------                                         ------------------
Fiscal Quarter Ending September 30, 2007              not to exceed $1,750,000
Fiscal Quarter Ending December 31, 2007               not to exceed $4,500,000
Fiscal Quarter Ending March 31, 2008                  not to exceed $4,500,000
Fiscal Quarter Ending June 30, 2008                   not to exceed $5,000,000
Fiscal Quarter Ending September 30, 2008              not to exceed $2,250,000
All Fiscal Quarters Ending after September 30, 2008   $0.00

          b. Exhibit 1 is amended by amending and restating the following in its entirety:

               "Operating Cash Flow" means EBITDA less cash taxes paid or distributions to shareholders of any nature, less unfinanced Capital Expenditures; provided that for the fiscal quarters ending after September 30, 2008 unfinanced Capital Expenditures incurred in those subsequent fiscal quarters shall not be deducted from Operating Cash Flow if during such fiscal quarter no Revolving Credit Loan is outstanding.


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     c.   Exhibit 1 is amended by adding the following definitions in their entirety:

          "Permitted Add Back" means an amount of unfinanced Capital Expenditures and certain legal fees related to Futurelogic patent infringement litigation incurred by the Borrower and added back to Operating Cash Flow in calculating the covenant set forth in Section
          7.1 in the amounts and for the fiscal periods provided for in Section
          7.1 of this Agreement.

2. CONDITIONS TO CLOSING. This Amendment shall be effective as of September 30, 2007 upon the completion of each of the following:

          a. Execution of this Amendment by the Borrower and the Bank and delivery of executed originals to the Bank.

          b. Update to any Schedules to the Credit Agreement not previously provided to the Bank by the Borrower.

          c. Such additional documents, certificates and other assurances that Bank or its counsel may require.

3. NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC. The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in the Credit Agreement as modified hereby are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing..

4.   MISCELLANEOUS.

          a. Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

          b. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

          c. This Amendment shall be governed by the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                          [SIGNATURES ON THE NEXT PAGE]


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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment which is a sealed instrument as of the date first above written.

                                    TD BANKNORTH, N.A.


                                    By: /s/ James Hickson
                                        ----------------------------------------
                                        James Hickson
                                        It's Senior Vice President


                                    TRANSACT TECHNOLOGIES INCORPORATED.


                                    By: /s/ Steven A. DeMartino
                                        ----------------------------------------
                                        Name: Steven A. DeMartino
                                        Title: EVP, CFO, Treasurer and Secretary


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